Exhibit 99.2

DESCRIPTION OF THE NOTES

We have summarized below terms and provisions of the notes. However, this summary is not a complete description of all of the terms and provisions of the notes. You should read carefully the section entitled “Description of Debt Securities” in the accompanying prospectus for a description of other material terms of the notes, the guarantees and the base indenture under which we will issue the notes. For more information, we refer you to the notes, the base indenture and the supplemental indentures, all of which are available from us. We urge you to read the base indenture and the supplemental indentures because they, and not this description, define your rights as an owner of the notes. Each series of notes is a new series of “senior debt securities” referred to in the accompanying prospectus. The following description supplements and, to the extent inconsistent therewith, replaces, the description of the general terms and provisions of the senior debt securities set forth in the accompanying prospectus. In this description, references to “us,” “we,” “ours,” “TEPPCO Partners” or the “Partnership” are to TEPPCO Partners, L.P. and not our subsidiaries or affiliates.

We will issue each series of notes offered hereby under an indenture dated as of February 20, 2002, which we refer to as the “base indenture,” among us, as issuer, our subsidiaries parties thereto, as guarantors, and U.S. Bank National Association (successor to Wachovia Bank, National Association and First Union National Bank), as trustee, as amended and supplemented pursuant to a supplemental indenture applicable to such series of notes. We refer to the base indenture, as amended and supplemented by each such supplemental indenture applicable to each series of notes offered hereby, as the “indenture.”

General

The notes of each series:

•	are our general unsecured obligations;

•	are unconditionally guaranteed by our subsidiary guarantors;

•	rank equally in right of payment with all of our other existing and future unsecured and unsubordinated debt, including all other series of debt securities issued under the indenture;

•	effectively rank junior to any of our secured debt, to the extent of the collateral securing that debt;

•	rank senior in right of payment to all of our future subordinated debt; and

•	are non-recourse to our general partner. See “Description of Debt Securities — No Personal Liability of General Partner” in the accompanying prospectus.

Subject to the exceptions, and subject to compliance with the applicable requirements, set forth in the indenture, we may discharge our obligations under the indenture with respect to the notes as described under “Description of Debt Securities — Defeasance” in the accompanying prospectus.

The Guarantees

The notes are guaranteed by TE Products, TCTM, TEPPCO Midstream and Val Verde as described under “— Subsidiary Guarantors.” These are our only subsidiaries that presently guarantee any of our long-term indebtedness.

Each guarantee by a subsidiary guarantor of the notes:

•	is a general unsecured obligation of that subsidiary guarantor;

•	ranks equally in right of payment with all other existing and future unsubordinated debt of that subsidiary guarantor;

•	effectively ranks junior to any secured debt of such subsidiary guarantor, to the extent of the collateral securing that debt; and

•	ranks senior in right of payment to any future subordinated indebtedness of that subsidiary guarantor.

Principal, Maturity and Interest

Initially, we will issue the 2013 notes in an aggregate principal amount of $250 million, the 2018 notes in an aggregate principal amount of $350 million and the 2038 notes in an aggregate principal amount of $400 million.

The notes will be in denominations of $1,000 and integral multiples of $1,000. The notes will mature on (a) April 15, 2013, in the case of the 2013 notes, (b) April 15, 2018, in the case of the 2018 notes and (c) April 15, 2038, in the case of the 2038 notes. We may issue additional notes of each series from time to time, without the consent of the holders of the notes, in compliance with the terms of the indenture.

Interest on the notes will:

•	accrue at the rate of 5.90% per annum, in the case of the 2013 notes;

•	accrue at the rate of 6.65% per annum, in the case of the 2018 notes;

•	accrue at the rate of 7.55% per annum, in the case of the 2038 notes;

•	accrue from the date of issuance or the most recent interest payment date;

•	be payable in cash semi-annually in arrears on each April 15 and October 15, commencing on October 15, 2008;

•	be payable to the holders of record on April 1 and October 1 immediately preceding the related interest payment dates;

•	be computed on the basis of a 360-day year comprised of twelve 30-day months; and

•	be payable, to the extent lawful, on overdue interest to the extent permitted by law at the same rate as interest is payable on principal.

If any interest payment date, maturity date or redemption date falls on a day that is not a business day, the payment will be made on the next business day with the same force and effect as if made on the relevant interest payment date, maturity date or redemption date. Unless we default on a payment, no interest will accrue for the period from and after the applicable interest payment date, maturity date or redemption date.

Payment and Transfer

Initially, each series of notes will be issued only in global form. Beneficial interests in notes in global form will be shown on, and transfers of interest in notes in global form will be made only through, records maintained by the depositary and its participants. Notes in definitive form, if any, may be presented for registration, exchange or transfer at the office or agency maintained by us for such purpose (which initially will be the corporate trust office of the trustee located at 100 Wall Street, Suite 1600, EX-NY-WALL, New York, NY 10005, Attn: David Massa, Vice President).

Payment of principal of, premium, if any, and interest on notes in global form registered in the name of DTC’s nominee will be made in immediately available funds to DTC’s nominee, as the registered holder of such global notes. If any of the notes is no longer represented by a global note, payment of interest on the notes in definitive form may, at our option, be made at the corporate trust office of the trustee indicated above or by check mailed directly to holders at their respective registered addresses or by wire transfer to an account designated by a holder.

No service charge will be made for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable upon transfer or exchange of notes. We are not required to transfer or exchange any note selected for redemption or any other note for a period of 15 days before any mailing of notice of notes to be redeemed.

The registered holder of a note will be treated as the owner of it for all purposes.

Optional Redemption

Each series of notes will be redeemable, at our option, at any time in whole, or from time to time in part, at a price equal to the greater of:

•	100% of the principal amount of the notes to be redeemed; and

•	the sum of the present values of the remaining scheduled payments of principal and interest (at the rate in effect on the date of calculation of the redemption price) on the notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus 50 basis points;

•	plus, in either case, accrued interest to the date of redemption (the “Redemption Date”).

The actual redemption price, calculated as provided above, will be calculated and certified to the trustee and us by the Independent Investment Banker.

Notes called for redemption become due on the Redemption Date. Notices of optional redemption will be mailed at least 30 but not more than 60 days before the Redemption Date to each holder of the notes to be redeemed at its registered address. The notice of optional redemption for the notes will state, among other things, the amount of notes to be redeemed, the Redemption Date, the method of calculating the redemption price and each place that payment will be made upon presentation and surrender of notes to be redeemed. Unless we default in payment of the redemption price, interest will cease to accrue on any notes that have been called for redemption at the Redemption Date. If less than all of the notes of any series are redeemed at any time, the trustee will select the notes of such series to be redeemed on a pro rata basis or by any other method the trustee deems fair and appropriate.

For purposes of determining the optional redemption price, the following definitions are applicable:

“Treasury Yield” means, with respect to any Redemption Date applicable to any series of the notes, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third business day immediately preceding such Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining terms of the notes to be redeemed; provided, however, that if no maturity is within three months before or after the maturity date for such notes, yields for the two published maturities most closely corresponding to such United States Treasury security will be determined and the treasury rate will be interpolated or extrapolated from those yields on a straight line basis rounding to the nearest month.

“Independent Investment Banker” means any of UBS Securities LLC, J.P. Morgan Securities Inc., SunTrust Robinson Humphrey, Inc. and Wachovia Capital Markets, LLC (and their respective successors) or, if no such firm is willing and able to select the applicable Comparable Treasury Issue or perform the other functions of the Independent Investment Banker provided in the indenture, an independent investment banking institution of national standing appointed by the trustee and reasonably acceptable to us.

“Comparable Treasury Price” means, with respect to any Redemption Date, (a) the average of four Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (b) if the Independent Investment Banker obtains fewer than four Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means (a) each of UBS Securities LLC, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC (or its relevant affiliate) and their respective successors, and (b) one other primary U.S. government securities dealer in the United States selected by us (each, a “Primary Treasury Dealer”); provided, however, that if any of the foregoing shall resign as a Reference Treasury Dealer, we will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date for the notes, an average, as determined by an Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue for the notes (expressed in each case as a percentage of its principal amount) quoted in writing to an Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such Redemption Date.

Ranking and Security

The notes will be our unsubordinated obligations and will rank equally in right of payment with all of our other existing and future unsubordinated indebtedness. The notes will also be unsecured, unless we are required to secure them pursuant to the limitations on liens covenant described below. Similarly, each guarantee of the notes will be an unsubordinated and unsecured obligation of the subsidiary guarantor and will rank equally in right of payment with all other existing and future unsubordinated indebtedness of the subsidiary guarantor. The notes will effectively rank junior to all of our existing or future secured indebtedness to the extent of the assets securing such indebtedness. Similarly, each guarantee of the notes by a subsidiary guarantor will effectively rank junior to all existing and future secured indebtedness of the subsidiary guarantor to the extent of the assets securing such indebtedness. The notes will effectively rank junior to all indebtedness and other liabilities of our subsidiaries that are not subsidiary guarantors.

At December 31, 2007, on an as adjusted basis after giving effect to borrowings under the term credit agreement to retire the TE Products notes, to reduce indebtedness outstanding under our revolving credit facility and to fund a portion of our marine transportation business acquisitions, the aggregate amount of our unsecured and unsubordinated indebtedness was $1.9 billion. We and the subsidiary guarantors do not have any secured indebtedness. The notes will also rank equally in right of payment with our guarantee of up to $70 million principal amount of indebtedness of our Centennial joint venture. Additionally, the guarantees of the notes by the subsidiary guarantors will rank equally in right of payment with other unsecured and unsubordinated indebtedness of those subsidiaries, including their guarantees of our revolving credit facility, term credit agreement, $500.0 million principal amount of 7.625% Senior Notes due 2012, $200.0 million principal amount of 6.125% Senior Notes due 2013 and, with the exception of Val Verde Gas Gathering Company, the guarantee of up to $70 million of indebtedness of our Centennial joint venture. As of March 19, 2008, there is no debt outstanding at any of our subsidiaries that are not guarantors of the notes.

No Sinking Fund

We are not required to make mandatory redemption or sinking fund payments with respect to the notes.

Certain Covenants

Except to the extent described below, the indenture does not limit the amount of indebtedness or other obligations that we may incur and does not give you the right to require us to repurchase your notes upon a change of control. The indenture contains two principal covenants described in further detail below:

Limitation on Liens.  This covenant limits our ability, and that of our Subsidiaries, to permit liens to exist on our principal assets; and

Limitation of Sale-Leaseback Transactions.  This covenant limits our ability to sell or transfer our principal assets and then lease back those assets.

Capitalized terms used within this “Covenants” subsection are defined in the “Definitions” subsection.

Limitation on Liens.  We will not, and will not permit any of our Subsidiaries to incur, create, assume or suffer to exist any lien on any Principal Property or on any shares of capital stock of any Subsidiary that owns or leases any Principal Property to secure any Debt (whether such Principal Property or shares of stock are now existing or owned or subsequently created or acquired), without effectively providing that the notes will be secured equally and ratably with or prior to such secured Debt until such time as such Debt is no longer secured by a lien.

The foregoing restriction does not require us to secure the notes if the liens consist of Permitted Liens or if the Debt secured by these liens is exempted as described under “— Exempted Indebtedness” below.

Limitation on Sale-Leaseback Transactions.  We will not, and will not permit any of our Subsidiaries to, enter into any Sale-Leaseback Transaction unless:

•	such Sale-Leaseback Transaction occurs within 12 months after the completion of the acquisition of the Principal Property subject thereto or the date of the completion of construction, or development of, or substantial repair or improvement on, or commencement of full operations of, such Principal Property, whichever is later;

•	we or our Subsidiary, as the case may be, would be permitted, pursuant to the provisions of the indenture, to incur Debt secured by a lien on the Principal Property involved in such transaction at least equal in principal amount to the Attributable Indebtedness with respect to that Sale-Leaseback Transaction without equally and ratably securing the notes pursuant to the covenant described above in “— Limitation on Liens”; or

•	within 12 months after the effective date of such transaction, we or our Subsidiary, as the case may be, apply an amount equal to not less than the Attributable Indebtedness of such Sale-Leaseback Transaction either to:

(1) the voluntary defeasance or the prepayment, repayment, redemption or retirement of the notes or other senior Funded Debt of ours or any of our Subsidiaries;

(2) the acquisition, construction, development or improvement of any Principal Property used or useful in our businesses (including the businesses of our Subsidiaries); or

(3) any combination of applications referred to in (1) or (2) above.

Exempted Indebtedness.  Notwithstanding the foregoing limitations on liens and Sale-Leaseback Transactions, we and our Subsidiaries may incur, create, assume or suffer to exist any lien (other than a Permitted Lien) to secure Debt on any property referred to in the covenant described under “— Limitation on Liens” without securing the notes, or may enter into Sale-Leaseback Transactions without complying with the preceding paragraph, or enter into a combination of such transactions, if the sum of the aggregate principal amount of all such Debt then outstanding and the Attributable Indebtedness of all Sale-Leaseback Transactions then in existence not otherwise permitted in the preceding three bullet points (other than the second bullet point above), does not at the time exceed 10% of our Consolidated Net Tangible Assets.

Merger, Amalgamation, Consolidation and Sale of Assets

We will not merge, amalgamate or consolidate with or into any other person or sell, convey, lease, transfer or otherwise dispose of all or substantially all of our property or assets to any person, whether in a single transaction or series of related transactions, except in accordance with the provisions of our partnership agreement, and unless:

•	we are the surviving entity, or the surviving entity:

•	is a partnership, limited liability company or corporation organized under the laws of the United States, a state thereof or the District of Columbia; and

•	expressly assumes by supplemental indenture, satisfactory to the trustee, all the obligations under the indenture and the debt securities under the base indenture to be performed or observed by us;

•	immediately before and immediately after giving effect to the transaction or series of transactions, no default or event of default has occurred and is continuing;

•	if we are not the surviving entity, each subsidiary guarantor, unless such subsidiary guarantor is the person with which we have consummated a transaction under this provision, shall have confirmed that its guarantee shall continue to apply to the obligations under the indenture and the debt securities under the base indenture; and

•	we have delivered to the trustee an officers’ certificate and opinion of counsel, each stating that the merger, amalgamation, consolidation, sale, conveyance, transfer, lease or other disposition, and if a supplemental indenture is required, the supplemental indenture, comply with the indenture.

Thereafter, the surviving entity may exercise our rights and powers under the indenture, in our name or in its own name. If we sell or otherwise dispose of (except by lease) all or substantially all of our assets and the above stated requirements are satisfied, we will be released from all our liabilities and obligations under the indenture. If we lease all or substantially all of our assets, we will not be so released from our obligations under the indenture.

Events of Default

In addition to the “Events of Default” described in the base prospectus under the heading “Description of Debt Securities — Events of Default, Remedies and Notice — Events of Default,” the following constitutes an “Event of Default” under the indenture in respect of each series of notes offered hereby:

default in the payment by us or any of our Subsidiaries at the stated final maturity, after the expiration of any applicable grace period, of any principal of our Debt (other than the notes of that series) or Debt of any of our Subsidiaries (other than the guarantee of the notes of that series) outstanding in an aggregate principal amount in excess of $50 million, or the occurrence of any other default (including, without limitation, the failure to pay interest or any premium), the effect of which is to cause such Debt to become, or to be declared, due prior to its stated maturity and such acceleration is not rescinded within 60 days after notice is given, in accordance with the indenture, to us and the subsidiary guarantors by the trustee, or to us, the subsidiary guarantors and the trustee by the holders of at least 25% in principal amount of the outstanding notes of that series.

An Event of Default for a particular series of notes will not necessarily constitute an Event of Default for the other series of notes or for any other series of debt securities that may be issued under the base indenture.

Definitions

As used in the description of certain provisions of the indenture, the following terms have the following meanings:

“Attributable Indebtedness” means with respect to a Sale-Leaseback Transaction, at the time of determination, the lesser of:

•	the fair market value (as determined in good faith by the board of directors of our general partner) of the assets involved in the Sale-Leaseback Transaction;

•	the present value of the total net amount of rent required to be paid under the lease involved in such Sale-Leaseback Transaction during the remaining term thereof (including any renewal term exercisable at the lessee’s option or period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the notes compounded semiannually; and

•	if the obligation with respect to the Sale-Leaseback Transaction constitutes an obligation that is required to be classified and accounted for as a capital lease obligation (as defined in the indenture) for financial reporting purposes in accordance with generally accepted accounting principles, the amount equal to the capitalized amount of such obligation determined in accordance with generally accepted accounting principles and included in the financial statements of the lessee.

For purposes of the foregoing definition, rent will not include amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of or contingent upon maintenance and repairs, insurance, taxes, assessments, utilities, water rates, operating charges, labor costs and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the net amount determined assuming no such termination.

“Consolidated Net Tangible Assets” means, at any date of determination, the aggregate amount of total assets included in our most recent consolidated quarterly or annual balance sheet prepared in accordance with generally accepted accounting principles, less applicable reserves reflected in such balance sheet, after deducting the following amounts:

•	all current liabilities reflected in such balance sheet (excluding any current maturities of long-term debt or any current liabilities that by their terms are extendable or renewable at the option of the obligor to a time more than 12 months after the time as of which the amount is being computed); and

•	all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles reflected in such balance sheet.

“Debt” means any obligation created or assumed by any person for the repayment of borrowed money and any guarantee therefor.

“Funded Debt” means all Debt maturing one year or more from the date of the incurrence, creation, assumption or guarantee thereof, all Debt directly or indirectly renewable or extendable, at the option of the debtor, by its terms or by the terms of the instrument or agreement relating thereto, to a date one year or more from the date of the incurrence, creation, assumption or guarantee thereof, and all Debt under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.

“Permitted Liens” include:

•	liens existing at, or provided for under the terms of an “after-acquired property” clause or similar term of any agreement existing on the date of, the initial issuance of the notes or the terms of any mortgage, pledge agreement or similar agreement existing on such date of initial issuance;

•	liens on property, shares of stock, indebtedness or other assets of any person (which is not a Subsidiary of ours) existing at the time such person becomes a Subsidiary or is merged into or consolidated with or into us or any of our Subsidiaries (whether or not the obligations secured thereby are assumed by us or any of our Subsidiaries), provided that such liens are not incurred in anticipation of such person becoming a Subsidiary of ours, or liens existing at the time of a sale, lease or other disposition of the properties of a person as an entirety or substantially as an entirety to us or any of our Subsidiaries;

•	liens on property, shares of stock, indebtedness or other assets existing at the time of acquisition thereof by us or any of our Subsidiaries (whether or not the obligations secured thereby are assumed by us or any of our Subsidiaries), or liens thereon to secure the payment of all or any part of the purchase price thereof;

•	any lien on property, shares of capital stock, indebtedness or other assets created at the time of the acquisition of same by us or any of our Subsidiaries or within 12 months after such acquisition to secure all or a portion of the purchase price of such property, capital stock, indebtedness or other assets or indebtedness incurred to finance such purchase price, whether such indebtedness is incurred prior to, at the time of or within one year after the date of such acquisition;

•	liens on property, shares of stock, indebtedness or other assets to secure any Debt incurred to pay the costs of construction, development, repair or improvements thereon, or incurred prior to, at the time of, or within 12 months after, the latest of the completion of construction, the completion of development, repair or improvements or the commencement of full commercial operation of such property for the purpose of financing all or any part of, such construction or the making of such development, repair or improvements;

•	liens to secure indebtedness owing to us or our Subsidiaries;

•	liens on any current assets that secure current liabilities or indebtedness incurred by us or our Subsidiaries;

•	liens in favor of the United States of America or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States of America or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing, developing, repairing or improving the property subject to such liens;

•	liens in favor of any person to secure obligations under provisions of any letters of credit, bank guarantees, bonds or surety obligations required or requested by any regulatory, governmental or court authority in connection with any contract or statute; or any lien upon or deposits of any assets to secure performance or bids, trade contracts, leases or statutory obligations;

•	liens arising or imposed by reason of any attachment, judgment, decree or order of any regulatory, governmental or court authority or proceeding, so long as any proceeding initiated to review same shall not have been terminated or the period within which such proceeding may be initiated shall not have expired, or such attachment, judgment, decree or order shall otherwise be effectively stayed;

•	liens on any capital stock of any Subsidiary of ours that owns an equity interest in a joint venture to secure indebtedness, provided that the proceeds of such indebtedness received by such Subsidiary are contributed or advanced to such joint venture;

•	the assumption by us or any of our Subsidiaries of obligations secured by any lien on property, shares of stock, indebtedness or other assets, which lien exists at the time of the acquisition by us or any of our Subsidiaries of such property, shares, indebtedness or other assets or at the time of the acquisition of the person that owns such property or assets;

•	liens on any property to secure bonds for the construction, installation or financing of pollution control or abatement facilities, or other forms of industrial revenue bond financing, or indebtedness issued or guaranteed by the United States, any state or any department, agency or instrumentality thereof;

•	liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) of any lien referred to in the bullet points above; provided, however, that any liens permitted by the terms set forth under any of such bullet points shall not extend to or cover any property of ours or of any of our Subsidiaries, as the case may be, other than the property specified in such clauses and improvements thereto or proceeds therefrom;

•	liens deemed to exist by reason of negative pledges in respect of indebtedness;

•	liens upon rights-of-way for pipeline purposes;

•	any statutory or governmental lien or a lien arising by operation of law, or any mechanics’, repairmen’s, materialmen’s, supplier’s, carrier’s, landlord’s, warehousemen’s or similar lien incurred in the ordinary course of business which is not yet due or is being contested in good faith by appropriate proceedings and any undetermined lien which is incidental to construction, development, improvement or repair;

•	the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, license, permit or by any provision of law, to purchase or to recapture or to designate a purchaser of, any property;

•	liens of taxes and assessments which are for the current year, and are not at the time delinquent or are delinquent but the validity of which are being contested at the time by us or any of our Subsidiaries in good faith;

•	liens of, or to secure the performance of, leases;

•	liens upon, or deposits of, any assets in favor of any surety company or clerk of court for the purpose of obtaining indemnity or stay of judicial proceedings;

•	liens upon property or assets acquired or sold by us or any of our Subsidiaries resulting from the exercise of any rights arising out of defaults on receivables;

•	liens incurred in the ordinary course of business in connection with workmen’s compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations;

•	liens securing our indebtedness or indebtedness of any of our Subsidiaries, all or a portion of the net proceeds of which are used, substantially concurrently with the funding thereof (and for purposes of determining “substantial concurrence,” taking into consideration, among other things, required notices to be given to holders of outstanding securities under the indenture (including the notes) in connection with such refunding, refinancing, repurchase, and the required durations thereof), to refund, refinance, or repurchase all outstanding securities under the indenture (including the notes) including all accrued interest thereon and reasonable fees and expenses and any premium incurred by us or our Subsidiaries in connection therewith; and

•	any lien upon any property, shares of capital stock, indebtedness or other assets to secure indebtedness incurred by us or any of our Subsidiaries, the proceeds of which, in whole or in part, are used to defease, in a legal or a covenant defeasance, our obligations on the notes or any other series of our senior debt securities.

“Principal Property” means, whether owned or leased on the date of the initial issuance of notes or acquired later:

•	pipeline assets of us or our Subsidiaries, including any related facilities employed in the gathering, transportation, distribution, storage or marketing of natural gas, natural gas liquids, refined petroleum products, liquefied petroleum gases, crude oil or petrochemicals, that are located in the United States of America or any territory or political subdivision thereof; and

•	any processing or manufacturing plant or terminal owned or leased by us or any of our Subsidiaries that is located in the United States of America or any territory or political subdivision thereof;

except, in the case of either of the foregoing clauses, any such assets consisting of inventories, furniture, office fixtures and equipment (including data processing equipment), vehicles and equipment used on, or useful with, vehicles, and any such assets, plant or terminal which, in the opinion of the board of directors of our general partner, is not material in relation to our activities or the activities of us and our Subsidiaries, taken as a whole.

“Sale-Leaseback Transaction” means any arrangement with any person providing for the leasing by us or any of our Subsidiaries of any Principal Property, which Principal Property has been or is to be sold or transferred by us or such Subsidiary to such person, other than:

•	any such transaction involving a lease for a term (including renewals or extensions exercisable by us or any of our Subsidiaries) of not more than three years; or

•	any such transaction between us and any of our Subsidiaries or between any of our Subsidiaries.

“Subsidiary” of any person means:

•	any corporation, association or other business entity of which more than 50% of the total voting power of equity interests entitled (without regard to any contingency) to vote in the election of directors, managers, trustees, or equivalent persons, at the time of such determination, is owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof; or

•	any partnership of which more than 50% of the partners’ equity interests (considering all partners’ equity interests as a single class), at the time of such determination, is owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof.

Subsidiary Guarantors

Our payment obligations under the notes will be jointly and severally guaranteed by the subsidiary guarantors. The obligations of each subsidiary guarantor under its guarantee will be limited to the maximum amount that will, after giving effect to all other contingent and fixed liabilities of the subsidiary guarantor and to any collections from or payments made by or on behalf of any other subsidiary guarantor in respect of the obligations of the other subsidiary guarantor under its guarantee, result in the obligations of the subsidiary guarantor under the guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law.

Provided that no default shall have occurred and shall be continuing under the indenture, a subsidiary guarantor will be unconditionally released and discharged from the guarantee:

•	automatically upon any sale, exchange or transfer, to any person that is not our affiliate, of all of our direct or indirect limited partnership or other equity interests in the subsidiary guarantor (provided such sale, exchange or transfer is not prohibited by the indenture);

•	automatically upon the merger of the subsidiary guarantor into us or any other subsidiary guarantor or the liquidation and dissolution of the subsidiary guarantor (in each case to the extent not prohibited by the indenture); or

•	following delivery of a written notice of the release by us to the trustee, upon the release of all guarantees by the subsidiary guarantor of any Debt of ours, except debt securities issued under the base indenture.

If at any time after the issuance of the notes, including following any release of a subsidiary guarantor from its guarantee under the indenture, a Subsidiary (including any future Subsidiary) guarantees any of our Funded Debt, we will cause such Subsidiary to guarantee the notes in accordance with the indenture by simultaneously executing and delivering a supplemental indenture.

Concerning the Trustee

U.S. Bank National Association is the trustee under the indenture and has been appointed by us as registrar and paying agent with regard to the notes.

DESCRIPTION OF DEBT SECURITIES

We will issue our debt securities under an Indenture dated February 20, 2002, as supplemented, among us, as issuer, First Union National Bank, as trustee, and the Subsidiary Guarantors. The debt securities will be governed by the provisions of the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. We, the trustee and the Subsidiary Guarantors may enter into additional supplements to the Indenture from time to time. If we decide to issue subordinated debt securities, we will issue them under a separate Indenture containing subordination provisions.

This description is a summary of the material provisions of the debt securities and the Indentures. We urge you to read the Indenture and the form of Subordinated Indenture filed as exhibits to the registration statement of which this prospectus is a part because those Indentures, and not this description, govern your rights as a holder of debt securities. References in this prospectus to an “Indenture” refer to the particular Indenture under which we issue a series of debt securities.

General

The debt securities

Any series of debt securities that we issue:

•	will be our general obligations;

•	will be general obligations of the Subsidiary Guarantors if they are guaranteed by the Subsidiary Guarantors; and

•	may be subordinated to our senior indebtedness and that of the Subsidiary Guarantors.

The Indenture does not limit the total amount of debt securities that we may issue. We may issue debt securities under the Indenture from time to time in separate series, up to the aggregate amount authorized for each such series.

We will prepare a prospectus supplement and either an indenture supplement or a resolution of our Board of Directors and accompanying officers’ certificate relating to any series of debt securities that we offer, which will include specific terms relating to some or all of the following:

•	the form and title of the debt securities;

•	the total principal amount of the debt securities;

•	the date or dates on which the debt securities may be issued;

•	the portion of the principal amount which will be payable if the maturity of the debt securities is accelerated;

•	any right we may have to defer payments of interest by extending the dates payments are due and whether interest on those deferred amounts will be payable;

•	the dates on which the principal and premium, if any, of the debt securities will be payable;

•	the interest rate which the debt securities will bear and the interest payment dates for the debt securities;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	whether the debt securities are entitled to the benefits of any guarantees by the Subsidiary Guarantors;

•	whether the debt securities may be issued in amounts other than $1,000 each or multiples thereof;

•	any changes to or additional Events of Default or covenants;

•	the subordination, if any, of the debt securities and any changes to the subordination provisions of the Indenture; and

•	any other terms of the debt securities.

This description of debt securities will be deemed modified, amended or supplemented by any description of any series of debt securities set forth in a prospectus supplement related to that series.

The prospectus supplement will also describe any material United States federal income tax consequences or other special considerations regarding the applicable series of debt securities, including those relating to:

•	debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula, including changes in prices of particular securities, currencies or commodities;

•	debt securities with respect to which principal, premium or interest is payable in a foreign or composite currency;

•	debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates; and

•	variable rate debt securities that are exchangeable for fixed rate debt securities.

At our option, we may make interest payments by check mailed to the registered holders of debt securities or, if so stated in the applicable prospectus supplement, at the option of a holder by wire transfer to an account designated by the holder.

Unless otherwise provided in the applicable prospectus supplement, fully registered securities may be transferred or exchanged at the office of the trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the Indenture, without the payment of any service charge, other than any applicable tax or governmental charge.

Any funds we pay to a paying agent for the payment of amounts due on any debt securities that remain unclaimed for two years will be returned to us, and the holders of the debt securities must look only to us for payment after that time.

The Subsidiary Guarantees

Our payment obligations under any series of debt securities may be jointly and severally, fully and unconditionally guaranteed by the Subsidiary Guarantors. If a series of debt securities are so guaranteed, the Subsidiary Guarantors will execute a notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee by the Subsidiary Guarantors.

The obligations of each Subsidiary Guarantor under its guarantee will be limited to the maximum amount that will not result in the obligations of the Subsidiary Guarantor under the guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to:

•	all other contingent and fixed liabilities of the Subsidiary Guarantor; and

•	any collections from or payments made by or on behalf of any other Subsidiary Guarantors in respect of the obligations of the Subsidiary Guarantor under its guarantee.

The guarantee of any Subsidiary Guarantor may be released under certain circumstances. If no default has occurred and is continuing under the Indenture, and to the extent not otherwise prohibited by the Indenture, a Subsidiary Guarantor will be unconditionally released and discharged from the guarantee:

•	automatically upon any sale, exchange or transfer, to any person that is not our affiliate, of all of our direct or indirect limited partnership or other equity interests in the Subsidiary Guarantor;

•	automatically upon the merger of the Subsidiary Guarantor into us or any other Subsidiary Guarantor or the liquidation and dissolution of the Subsidiary Guarantor; or

•	following delivery of a written notice by us to the trustee, upon the release of all guarantees by the Subsidiary Guarantor of any debt of ours for borrowed money (or a guarantee of such debt), except for any series of debt securities.

If a series of debt securities is guaranteed by the Subsidiary Guarantors and is designated as subordinate to our Senior Indebtedness, then the guarantees by the Subsidiary Guarantors will be subordinated to the Senior Indebtedness of the Subsidiary Guarantors to substantially the same extent as the series is subordinated to our Senior Indebtedness. See “— Subordination.”

Covenants

Reports

The Indenture contains the following covenant for the benefit of the holders of all series of debt securities:

So long as any debt securities are outstanding, we will:

•	for as long as we are required to file information with the SEC pursuant to the Exchange Act, file with the trustee, within 15 days after we are required to file with the SEC, copies of the annual report and of the information, documents and other reports which we are required to file with the SEC pursuant to the Exchange Act;

•	if we are not required to file information with the SEC pursuant to the Exchange Act, file with the trustee, within 15 days after we would have been required to file with the SEC, financial statements and a Management’s Discussion and Analysis of Financial Condition and Results of Operations, both comparable to what we would have been required to file with the SEC had we been subject to the reporting requirements of the Exchange Act; and

•	if we are required to furnish annual or quarterly reports to our unitholders pursuant to the Exchange Act, file with the trustee any annual report or other reports sent to our unitholders generally.

A series of debt securities may contain additional financial and other covenants applicable to us and our subsidiaries. The applicable prospectus supplement will contain a description of any such covenants that are added to the Indenture specifically for the benefit of holders of a particular series.

Events of Default, Remedies and Notice

Events of default

Each of the following events will be an “Event of Default” under the Indenture with respect to a series of debt securities:

•	default in any payment of interest on any debt securities of that series when due that continues for 30 days;

•	default in the payment of principal of or premium, if any, on any debt securities of that series when due at its stated maturity, upon redemption, upon required repurchase or otherwise;

•	default in the payment of any sinking fund payment on any debt securities of that series when due;

•	failure by us or, if the series of debt securities is guaranteed by the Subsidiary Guarantors, by a Subsidiary Guarantor, to comply for 60 days after notice with the other agreements contained in the Indenture, any supplement to the Indenture or any board resolution authorizing the issuance of that series;

•	certain events of bankruptcy, insolvency or reorganization of us or, if the series of debt securities is guaranteed by the Subsidiary Guarantors, of the Subsidiary Guarantors; or

•	if the series of debt securities is guaranteed by the Subsidiary Guarantors:

•	any of the guarantees by the Subsidiary Guarantors ceases to be in full force and effect, except as otherwise provided in the Indenture;

•	any of the guarantees by the Subsidiary Guarantors is declared null and void in a judicial proceeding; or

•	any Subsidiary Guarantor denies or disaffirms its obligations under the Indenture or its guarantee.

Exercise of remedies

If an Event of Default, other than an Event of Default described in the fifth bullet point above, occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the entire principal of, premium, if any, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately.

A default under the fourth bullet point above will not constitute an Event of Default until the trustee or the holders of 25% in principal amount of the outstanding debt securities of that series notify us and, if the series of debt securities is guaranteed by the Subsidiary Guarantors, the Subsidiary Guarantors, of the default and such default is not cured within 60 days after receipt of notice.

If an Event of Default described in the fifth bullet point above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all outstanding debt securities of all series will become immediately due and payable without any declaration of acceleration or other act on the part of the trustee or any holders.

The holders of a majority in principal amount of the outstanding debt securities of a series may:

•	waive all past defaults, except with respect to nonpayment of principal, premium or interest; and

•	rescind any declaration of acceleration by the trustee or the holders with respect to the debt securities of that series,

but only if:

•	rescinding the declaration of acceleration would not conflict with any judgment or decree of a court of competent jurisdiction; and

•	all existing Events of Default have been cured or waived, other than the nonpayment of principal, premium or interest on the debt securities of that series that have become due solely by the declaration of acceleration.

If an Event of Default occurs and is continuing, the trustee will be under no obligation, except as otherwise provided in the Indenture, to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the trustee reasonable indemnity or security against any costs, liability or expense. No holder may pursue any remedy with respect to the Indenture or the debt securities of any series, except to enforce the right to receive payment of principal, premium or interest when due, unless:

•	such holder has previously given the trustee notice that an Event of Default with respect to that series is continuing;

•	holders of at least 25% in principal amount of the outstanding debt securities of that series have requested that the trustee pursue the remedy;

•	such holders have offered the trustee reasonable indemnity or security against any cost, liability or expense;

•	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity or security; and

•	the holders of a majority in principal amount of the outstanding debt securities of that series have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

The holders of a majority in principal amount of the outstanding debt securities of a series have the right, subject to certain restrictions, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any right or power conferred on the trustee with respect to that series of debt securities. The trustee, however, may refuse to follow any direction that:

•	conflicts with law;

•	is inconsistent with any provision of the Indenture;

•	the trustee determines is unduly prejudicial to the rights of any other holder; or

•	would involve the trustee in personal liability.

Notice of event of default

Within 30 days after the occurrence of an Event of Default, we are required to give written notice to the trustee and indicate the status of the default and what action we are taking or propose to take to cure the default. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a compliance certificate indicating that we have complied with all covenants contained in the Indenture or whether any default or Event of Default has occurred during the previous year.

If an Event of Default occurs and is continuing and is known to the trustee, the trustee must mail to each holder a notice of the Event of Default by the later of 90 days after the Event of Default occurs or 30 days after the trustee knows of the Event of Default. Except in the case of a default in the payment of principal, premium or interest with respect to any debt securities, the trustee may withhold such notice, but only if and so long as the board of directors, the executive committee or a committee of directors or responsible officers of the trustee in good faith determines that withholding such notice is in the interests of the holders.

Amendments and Waivers

We may amend the Indenture without the consent of any holder of debt securities to:

•	cure any ambiguity, omission, defect or inconsistency;

•	convey, transfer, assign, mortgage or pledge any property to or with the trustee;

•	provide for the assumption by a successor of our obligations under the Indenture;

•	add Subsidiary Guarantors with respect to the debt securities;

•	change or eliminate any restriction on the payment of principal of, or premium, if any, on, any debt securities;

•	secure the debt securities;

•	add covenants for the benefit of the holders or surrender any right or power conferred upon us or any Subsidiary Guarantor;

•	make any change that does not adversely affect the rights of any holder;

•	add or appoint a successor or separate trustee; or

•	comply with any requirement of the Securities and Exchange Commission in connection with the qualification of the Indenture under the Trust Indenture Act.

In addition, we may amend the Indenture if the holders of a majority in principal amount of all debt securities of each series that would be affected then outstanding under the Indenture consent to it. We may not, however, without the consent of each holder of outstanding debt securities of each series that would be affected, amend the Indenture to:

•	reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment;

•	reduce the rate of or extend the time for payment of interest on any debt securities;

•	reduce the principal of or extend the stated maturity of any debt securities;

•	reduce the premium payable upon the redemption of any debt securities or change the time at which any debt securities may or shall be redeemed;

•	make any debt securities payable in other than U.S. dollars;

•	impair the right of any holder to receive payment of premium, principal or interest with respect to such holder’s debt securities on or after the applicable due date;

•	impair the right of any holder to institute suit for the enforcement of any payment with respect to such holder’s debt securities;

•	release any security that has been granted in respect of the debt securities;

•	make any change in the amendment provisions which require each holder’s consent;

•	make any change in the waiver provisions; or

•	release a Subsidiary Guarantor or modify such Subsidiary Guarantor’s guarantee in any manner adverse to the holders.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the Indenture becomes effective, we are required to mail to all holders a notice briefly describing the amendment. The failure to give, or any defect in, such notice, however, will not impair or affect the validity of the amendment.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each affected series, on behalf of all such holders, and subject to certain rights of the trustee, may waive:

•	compliance by us or a Subsidiary Guarantor with certain restrictive provisions of the Indenture; and

•	any past default under the Indenture, subject to certain rights of the trustee under the Indenture;

except that such majority of holders may not waive a default:

•	in the payment of principal, premium or interest; or

•	in respect of a provision that under the Indenture cannot be amended without the consent of all holders of the series of debt securities that is affected.

Defeasance

At any time, we may terminate, with respect to debt securities of a particular series all our obligations under such series of debt securities and the Indenture, which we call a “legal defeasance.” If we decide to make a legal defeasance, however, we may not terminate our obligations:

•	relating to the defeasance trust;

•	to register the transfer or exchange of the debt securities;

•	to replace mutilated, destroyed, lost or stolen debt securities; or

•	to maintain a registrar and paying agent in respect of the debt securities.

If we exercise our legal defeasance option, any subsidiary guarantee will terminate with respect to that series of debt securities.

At any time we may also effect a “covenant defeasance,” which means we have elected to terminate our obligations under:

•	covenants applicable to a series of debt securities and described in the prospectus supplement applicable to such series, other than as described in such prospectus supplement;

•	the bankruptcy provisions with respect to the Subsidiary Guarantors, if any; and

•	the guarantee provision described under “Events of Default” above with respect to a series of debt securities.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the affected series of debt securities may not be accelerated because of an Event of Default with respect to that series. If we exercise our covenant defeasance option, payment of the affected series of debt securities may not be accelerated because of an Event of Default specified in the fourth, fifth (with respect only to a Subsidiary Guarantor (if any)) or sixth bullet points under “— Events of Default” above or an Event of Default that is added specifically for such series and described in a prospectus supplement.

In order to exercise either defeasance option, we must:

•	irrevocably deposit in trust with the trustee money or certain U.S. government obligations for the payment of principal, premium, if any, and interest on the series of debt securities to redemption or maturity, as the case may be;

•	comply with certain other conditions, including that no default has occurred and is continuing after the deposit in trust; and

•	deliver to the trustee an opinion of counsel to the effect that holders of the series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

No Personal Liability of General Partner

Texas Eastern Products Pipeline Company, LLC, our general partner, and its directors, officers, employees, incorporators and stockholders, as such, will not be liable for:

•	any of our obligations or the obligations of the Subsidiary Guarantors under the debt securities, the Indentures or the guarantees; or

•	any claim based on, in respect of, or by reason of, such obligations or their creation.

By accepting a debt security, each holder will be deemed to have waived and released all such liability. This waiver and release are part of the consideration for our issuance of the debt securities. This waiver may not be effective, however, to waive liabilities under the federal securities laws and it is the view of the Securities and Exchange Commission that such a waiver is against public policy.

Subordination

Debt securities of a series may be subordinated to our “Senior Indebtedness,” which we define generally to include all notes or other evidences of indebtedness for money, including guarantees, borrowed by us or, if applicable to any series of outstanding debt securities, the Subsidiary Guarantors, that are not expressly subordinate or junior in right of payment to any of our or any Subsidiary Guarantor’s other indebtedness. Subordinated debt securities will be subordinate in right of payment, to the extent and in the manner set forth in the Indenture and the prospectus supplement relating to such series, to the prior payment of all of our indebtedness and that of any Subsidiary Guarantor that is designated as “Senior Indebtedness” with respect to the series.

The holders of Senior Indebtedness of ours or, if applicable, a Subsidiary Guarantor, will receive payment in full of the Senior Indebtedness before holders of subordinated debt securities will receive any payment of principal, premium or interest with respect to the subordinated debt securities:

•	upon any payment or distribution of our assets or, if applicable to any series of outstanding debt securities, the Subsidiary Guarantors’ assets, to creditors;

•	upon a total or partial liquidation or dissolution of us or, if applicable to any series of outstanding debt securities, the Subsidiary Guarantors; or

•	in a bankruptcy, receivership or similar proceeding relating to us or, if applicable to any series of outstanding debt securities, to the Subsidiary Guarantors.

Until the Senior Indebtedness is paid in full, any distribution to which holders of subordinated debt securities would otherwise be entitled will be made to the holders of Senior Indebtedness, except that such holders may receive limited partnership units and any debt securities that are subordinated to Senior Indebtedness to at least the same extent as the subordinated debt securities.

If we do not pay any principal, premium or interest with respect to Senior Indebtedness within any applicable grace period (including at maturity), or any other default on Senior Indebtedness occurs and the maturity of the Senior Indebtedness is accelerated in accordance with its terms, we may not:

•	make any payments of principal, premium, if any, or interest with respect to subordinated debt securities;

•	make any deposit for the purpose of defeasance of the subordinated debt securities; or

•	repurchase, redeem or otherwise retire any subordinated debt securities, except that in the case of subordinated debt securities that provide for a mandatory sinking fund, we may deliver subordinated debt securities to the trustee in satisfaction of our sinking fund obligation, unless, in either case,

•	the default has been cured or waived and the declaration of acceleration has been rescinded;

•	the Senior Indebtedness has been paid in full in cash; or

•	we and the trustee receive written notice approving the payment from the representatives of each issue of “Designated Senior Indebtedness.”

Generally, “Designated Senior Indebtedness” will include:

•	indebtedness for borrowed money under a bank credit agreement, called “Bank Indebtedness;”

•	any specified issue of Senior Indebtedness of at least $100 million; and

•	any other indebtedness for borrowed money that we may designate.

During the continuance of any default, other than a default described in the immediately preceding paragraph, that may cause the maturity of any Senior Indebtedness to be accelerated immediately without further notice, other than any notice required to effect such acceleration, or the expiration of any applicable grace periods, we may not pay the subordinated debt securities for a period called the “Payment Blockage Period.” A Payment Blockage Period will commence on the receipt by us and the trustee of written notice of the default, called a “Blockage Notice,” from the representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period.

The Payment Blockage Period may be terminated before its expiration:

•	by written notice from the person or persons who gave the Blockage Notice;

•	by repayment in full in cash of the Senior Indebtedness with respect to which the Blockage Notice was given; or

•	if the default giving rise to the Payment Blockage Period is no longer continuing.

Unless the holders of Senior Indebtedness shall have accelerated the maturity of the Senior Indebtedness, we may resume payments on the subordinated debt securities after the expiration of the Payment Blockage Period.

Generally, not more than one Blockage Notice may be given in any period of 360 consecutive days unless the first Blockage Notice within the 360-day period is given by holders of Designated Senior Indebtedness, other than Bank Indebtedness, in which case the representative of the Bank Indebtedness may give another Blockage Notice within the period. The total number of days during which any one or more Payment Blockage Periods are in effect, however, may not exceed an aggregate of 179 days during any period of 360 consecutive days.

After all Senior Indebtedness is paid in full and until the subordinated debt securities are paid in full, holders of the subordinated debt securities shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness.

As a result of the subordination provisions described above, in the event of insolvency, the holders of Senior Indebtedness, as well as certain of our general creditors, may recover more, ratably, than the holders of the subordinated debt securities.

The Trustee

We may appoint a separate trustee for any series of debt securities. We use the term “trustee” to refer to the trustee appointed with respect to any such series of debt securities. We may maintain banking and other commercial relationships with the trustee and its affiliates in the ordinary course of business, and the trustee may own debt securities.

Governing Law

The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.